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EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Blue Pumpkin Software, Inc. ("Blue Pumpkin") by Witness Systems, Inc. ("the Company").

        Effective January 24, 2005, the Company acquired all of the issued and outstanding stock of Blue Pumpkin, and Blue Pumpkin became a wholly-owned subsidiary of the Company. The Company paid an aggregate of approximately $40 million in cash, accrued $6.9 million in acquisition costs and issued an aggregate of 2.1 million shares of Witness Systems, Inc. common stock (valued at $34.6 million based on the average closing price of Witness Systems, Inc.'s common stock two days before and after the terms of the acquisition were agreed to and announced) to the former shareholders and certain persons who were executives or employees of Blue Pumpkin at the time of the acquisition. Ten percent (10%) of the aggregate consideration will be held in escrow for one year after the closing date of the acquisition. The escrow period may be extended in the event that there are pending claims that are brought against the escrow fund within such one-year period. The escrow fund is available to compensate Witness, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the acquisition agreement and certain pending and potential claims and other matters specified in the acquisition agreement. The acquisition of Blue Pumpkin was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations. The Company's year ends on December 31 of each year, and Blue Pumpkin's year ends on May 31 of each year.

        The unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition of Blue Pumpkin by the Company as if it had occurred on December 31, 2004 for the unaudited pro forma condensed combined balance sheet and January 1, 2004 for the unaudited pro forma condensed combined statement of operations, using the purchase method of accounting. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the purchase price, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired. The allocation of the purchase price to the assets acquired and liabilities assumed was based on management's estimates of fair value and a valuation performed by an independent valuation professional. The unaudited pro forma condensed combined financial statements presented below include pro forma adjustments made based on these allocations.

        The unaudited pro forma condensed combined balance sheet combines the condensed consolidated balance sheet of the Company as of December 31, 2004 with the unaudited condensed consolidated balance sheet of Blue Pumpkin as of November 30, 2004. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 combines the condensed consolidated statement of operations of the Company for the year ended December 31, 2004 with the unaudited condensed consolidated statement of operations of Blue Pumpkin for the twelve months ended November 30, 2004.

        The unaudited pro forma condensed combined financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the acquisition. The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes and does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, should be read in conjunction with the Company's historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's annual report on Form 10-K and the historical consolidated financial statements and related notes of Blue Pumpkin included in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

(in thousands)

	Historical
	Witness Systems, Inc. December 31, 2004	Blue Pumpkin Software, Inc. November 30, 2004	Pro Forma Adjustments		Pro Forma Combined
Current assets:
Cash and cash equivalents	$42,641	$8,861	$(40,000	)(a)	$11,502
Investments	33,842	—			33,842
Accounts receivable	25,681	7,358			33,039
Prepaid and other current assets	4,118	1,057	(754	)(b)	4,421
Deferred tax asset	—	1,383	(1,383	)(c)	—

Total current assets	106,282	18,659	(42,137)		82,804
Goodwill	—	6,069	(6,069	)(d)	—
			30,202	(e)	30,202
Intangible assets, net	10,802	—	38,000	(e)	48,802
Property and equipment, net	6,197	714	—		6,911
Other assets	1,218	98	—		1,316

Total Assets	$124,499	$25,540	$19,996		$170,035

Current liabilities:
Accounts payable	$4,454	$598	$—		$5,052
Accrued expenses	16,308	3,256	5,596	(f)
			1,346	(g)	26,506
Deferred revenue	25,406	7,119	(4,807	)(h)	27,718
Line of credit	—	2,075	—		2,075

Total current liabilities	46,168	13,048	2,135		61,351
Term loan	—	4,000	—		4,000
Other long-term liabilities	3,703	—	—		3,703
Deferred revenue, net of current portion	—	1,744	(999	)(h)	745
Deferred income tax liabilities	254	—	—		254

Total liabilities	50,125	18,792	1,136		70,053

Redeemable convertible preferred stock, no par value	—	94,170	(94,170	)(i)	—
Stockholders' equity (deficit):
Preferred stock, no par value	—	2,223	(2,223	)(i)	—
Common stock	245	—	—		245
Additional paid-in capital	108,247	—	34,608	(j)	142,855
Accumulated deficit	(39,060)	(89,613)	89,613	(i)
			(9,000	)(k)	(48,060)
Deferred employee stock-based compensation	—	(32)	32	(i)	—
Accumulated other comprehensive income	4,942	—	—		4,942

Total stockholders' equity (deficit)	74,374	(87,422)	113,030		99,982

Total liabilities and stockholders' equity	$124,499	$25,540	$19,996		$170,035

See accompanying notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

(in thousands, except share totals)

	Historical
	Witness Systems, Inc. Year ended December 31, 2004	Blue Pumpkin Software, Inc. twelve months ended November 30, 2004	Pro Forma Adjustments		Pro Forma Combined
Revenue	$141,335	$34,365	$—		$175,700
Cost of revenue	46,378	8,275	5,250	(l)	59,903

Gross profit	94,957	26,090	(5,250)		115,797
Operating expenses:
Selling, general and administrative	65,051	19,353	4,250	(l)	88,654
Research and development	20,856	5,860	—		26,716
Merger related costs	498	—	—		498

Operating income	8,552	877	(9,500)		(71)

Interest and other income(expense), net	1,206	(417)	(600	)(m)	189

Income before income taxes	9,758	460	(10,100)		118
Provision (benefit) for income taxes	312	(1,346)	1,455	(n)	421

Net income (loss)	$9,446	$1,806	$(11,555)		$(303)

Net income (loss) per share:
Basic	$0.40				$(0.01)

Diluted	$0.36				$(0.01)

Weighted average common shares:
Basic	23,361		2,100	(o)	25,461

Diluted	26,084				25,461

See accompanying notes to unaudited pro forma condensed combined financial statements

WITNESS SYTEMS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRO FORMA PRESENTATION

        The unaudited pro form condensed combined balance sheet is based on the historical balance sheets of Witness Systems, Inc. ("the Company") as of December 31, 2004 and Blue Pumpkin Software, Inc. ("Blue Pumpkin") as of November 30, 2004 and has been prepared to reflect the acquisition as if it had been consummated on December 31, 2004.

        The unaudited pro forma condensed combined statement of operations combines the historical results of operations of the Company for the year ended December 31, 2004 with the historical results of operations of Blue Pumpkin for the twelve months ended November 30, 2004 and has been prepared to reflect the acquisition as if it occurred on January 1, 2004.

        The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items or changes in operating strategies arising as a result of the acquisition. The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes and does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma condensed combined financial statements, and the accompanying notes, should be read in conjunction with the Company's historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's annual report on Form 10-K and the historical consolidated financial statements and related notes of Blue Pumpkin included in this Form 8-K/A under item 9.01(a) and (b).

        On a combined basis, there were no transactions between the Company and Blue Pumpkin reflected in the unaudited pro forma condensed combined statement of operations. There are no significant differences between the accounting policies of the Company and Blue Pumpkin.

NOTE 2. PRELIMINARY PURCHASE PRICE ALLOCATION

        Effective January 24, 2005, the Company acquired all of the issued and outstanding stock of Blue Pumpkin, and Blue Pumpkin became a wholly-owned subsidiary of the Company. The Company paid an aggregate of approximately $40 million in cash, accrued $6.9 million in acquisition costs and issued an aggregate of 2.1 million shares of Witness Systems, Inc. common stock (valued at $34.6 million based on the average closing price of Witness Systems, Inc.'s common stock two days before and after the terms of the acquisition were agreed to and announced) to the former shareholders and certain persons who were executives or employees of Blue Pumpkin at the time of the acquisition. Ten percent (10%) of the aggregate consideration will be held in escrow for one year after the closing date of the acquisition. The escrow period may be extended in the event that there are pending claims that are brought against the escrow fund within such one-year period. The escrow fund is available to compensate Witness, subject to certain limitations, for losses resulting from, among other things, breaches of representations, warranties or covenants in the acquisition agreement and certain pending and potential claims and other matters specified in the acquisition agreement. The acquisition of Blue Pumpkin was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations.

        The estimated total purchase price of the Blue Pumpkin acquisition is as follows (in thousands):

Value of Witness Systems, Inc. common stock issued	$34,608
Cash	40,000
Estimated acquisition costs	6,942

Total estimated purchase price	$81,550

        Under the purchase method of accounting, the total estimated purchase price is allocated to Blue Pumpkin's net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and review of the net assets acquired and liabilities assumed, the preliminary purchase price allocation, is as follows (in thousands):

Tangible assets acquired	$17,334
Liabilities assumed	(12,986)
In process research and development	9,000
Purchased technology	21,000
Customer relationships	17,000
Goodwill	30,202

$81,550

        Tangible assets acquired and liabilities assumed were preliminarily valued at their estimated current fair values at the acquisition date. The preliminary valuation of identifiable intangible assets acquired was performed by an independent valuation professional.

        A preliminary estimate of $21,000,000 has been allocated to purchased technology, an intangible asset with an estimated useful life of 48 months, and a preliminary estimate of $17,000,000 has been allocated to the acquired customer relationships, an intangible asset with an estimated useful life of 48 months, and were valued using a discounted cash flow methodology.

        A preliminary estimate of $30,200,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill will not be amortized but will be tested for impairment at least annually.

        As of the closing date of the acquisition, technological feasibility of the in-process research and development ("IPR&D") had not been established and the technology had no alternative future used. Accordingly, the Company expensed the IPR&D at the date of the acquisition.

        The amount of the purchase price allocated to IPR&D was based on established valuation techniques used in the software industry. The fair value assigned to the acquired IPR&D was determined using a discounted cash flow methodology, which discounts expected future cash flows to present value. The key assumptions used in the valuation include, among others, expected completion date of the in-process projects identified as of the acquisition date, estimated cost to complete the projects, revenue contributions and expense projections assuming the resulting product has entered the market, and discount rates based on the risks associated with the development life cycle of the in-process technology acquired. The discount rate used in the present value calculations are normally obtained from a weighted-average cost of capital analysis, adjusted upward to account for the inherent uncertainties surrounding the successful development of the IPR&D, the expected profitability levels of such technology, and the uncertainty of technological advances that could potentially impact the estimates. The Company assumes the pricing model for the resulting product of the acquired IPR&D to be standard within its industry. The Company, however, did not take into consideration any consequential amount of expense reductions from integrating the acquired IPR&D with other existing in process or completed technology. Therefore, the valuation assumptions do not include significant anticipated costs savings.

        The key considerations underlying the valuation of acquired in-process research and development from Blue Pumpkin are as follows: a) guidance from the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards No. 2, Accounting for Research and Development Costs and FASB Interpretation No. 4, Applicability of FASB Statement No. 2 to Business

Combinations Accounted for by the Purchase Method; b) percent completed as of acquisition date; c) estimated costs to date, as well as, costs to complete the technology; and d) the numerous technical, cost, market, and timing risks the Company faces before the technology becomes technologically feasible.

        The IPR&D of $9,000,000 will be charged to operations on the acquisition date. The IPR&D charge has not been included in the accompanying unaudited pro forma condensed combined statement of operations as it represents a non-recurring charge directly related to the acquisition.

NOTE 3. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

        The pro forma adjustments reflected represent estimated values and amounts based on available information and do not reflect cost savings and synergies that management believes would have resulted had the acquisition been completed as of December 31, 2004 with respect to the unaudited pro forma condensed combined balance sheet and January 1, 2004 with respect to the unaudited pro forma condensed combined statement of operations. Additionally, adjustments for non-recurring items such as IPR&D and restructuring charges are not reflected in the unaudited pro forma condensed combined statement of operations. The allocation of the purchase price to the assets acquired and the liabilities assumed is based on preliminary estimates, which may change as additional information is obtained. The actual adjustments that will result from the acquisition may differ materially from the adjustments presented in this Form 8-K/A.

        Pro forma adjustments to the consolidated balance sheets and consolidated statements of operations:

  (a)
  To record $40 million in cash paid as part of the consideration in the acquisition of Blue Pumpkin

  (b)
  To write off the value of inventory as there is no estimated selling value and other deferred contract costs for which there is no future benefit.

  (c)
  To write off the acquired deferred income tax assets based on the Company's evaluation of future realization on a combined basis.

  (d)
  To eliminate Blue Pumpkin's existing goodwill.

  (e)
  To record the identifiable intangible assets (purchased technology and acquired customer relationships) and goodwill related to the acquisition.

  (f)
  To record accruals related to investment banking, legal and accounting, and other acquisition costs incurred by the Company as a result of the acquisition.

  (g)
  To record accruals related to severance and other restructuring costs associated with Blue Pumpkin within the scope of Emerging Issues Task Force ("EITF") No. 95-3.

  (h)
  To adjust Blue Pumpkin's deferred revenue to fair value based on estimated direct costs and an appropriate profit margin to fulfill the obligation in accordance with EITF No. 01-3.

  (i)
  To eliminate Blue Pumpkin's stockholders' equity accounts and redeemable convertible preferred stock.

  (j)
  To record shares issued in connection with the acquisition.

  (k)
  To write off IPR&D at the date of acquisition.

  (l)
  To record the amortization of identifiable intangible assets acquired as a part of the acquisition. Identifiable intangible assets include purchased technology and acquired customer relationships and are amortized over an estimated useful life of 48 months.

  (m)
  To reverse interest income that would not have been earned had the acquisition occurred on January 1, 2004 due to the cash payment of $40 million assuming a rate of return of 1.5%.

  (n)
  To eliminate the income tax benefit recorded by Blue Pumpkin and to record alternative minimum income tax expense.

  (o)
  To reflect the shares of Witness Systems' common stock issued in connection with the acquisition as if it were outstanding as of January 1, 2004. All outstanding stock options have been excluded from the calculation of pro forma diluted net loss per common share because the pro forma combined is a net loss for the period and all such securities are anti-dilutive. The total number of shares excluded from the calculation of pro forma diluted net loss per common share was 2,723,000 calculated using the treasury stock method.

NOTE 4. FINANCIAL STATEMENT CLASSIFICATION

        To facilitate the combination of financial information for pro forma purposes, certain Blue Pumpkin balances have been reclassified in order to conform to Witness' financial statement presentation.

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  EXHIBIT 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (in thousands)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (in thousands, except share totals)
WITNESS SYTEMS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS